EXHIBIT 32.1
                            Certification Pursuant to
                             18 U.S.C. Section 1350,
                             as Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002


         In connection with the Quarterly Report of China BAK Battery, Inc. (f.k.a. Medina Coffee, Inc.) (the "Company") on Form 10-QSB/A for the period ended June 30, 2004 as filed with the Securities Exchange Commission on the date hereof (the Report). I, Li Xiangqian, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


By: /s/ Li Xiangqian
-----------------------
Li Xiangqian
Chief Executive Officer
June 22, 2005